UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 21, 2008 (March 17, 2008)

China Industrial Waste Management, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-95836-NY	13-3250816
(State or other jurisdiction	(Commission File Number)	( IRS Employer
of incorporation)		Identification No.)

China Industrial Waste Management, Inc.
c/o Dalian Dong Tai Industrial Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011-86-411-8581-1229

N/A
(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008:

(a) Mr. Wen Tong resigned as a member of the Company’s board of directors to pursue other interests.

(b) The Company’s board of directors appointed Mr. Li Jun as the Company’s Chief Operating Officer. Mr. Li has served as a member of the Company’s board if directors since October 2006, and as the Chief Operating Officer of Dalian Dongtai, the Company’s 90%-owned subsidiary, since 1998. From 1982 to 1993, he served Dalian Vacuum Flask Factory and Dalian Yili International Chemical Co. Ltd as its Director of Technology and Chief Production Manager. Mr. Li graduated from Dalian University of Technology in 1982, majoring in environmental engineering.

(c) The Company’s board of directors appointed Ms. Guo Xin as a director to fill the vacancy created by the resignation of Mr Wen. The board also appointed Ms. Guo as the Company’s Chief Financial Officer. Ms. Guo replaces Mr. Dong Jinqing (the Company’s Chairman of the Board and Chief Executive Officer) as Chief Financial Officer. Ms. Guo has served as our Chief Accounting Officer since January 2007, as Chief Accounting Officer for Dalian Dongtai since October 2003 and as a manager in Dalian Dongtai’s accounting department from April 2002 to October 2003. Ms. Guo graduated from Beijing University of Commerce in 1992 majoring in auditing, and received her Master's Degree in Public Administration from China's Northeastern University in 2002.

(d) The Company’s board of directors appointed Mr. Zhang Dazhi as the Company’s Corporate Secretary. Mr. Zhang jointed Dalian Dong Tai Industrial Waste Treatment Co., Ltd in 2004 and he has been engaging in Investor Relations management for several years. Mr. Zhang was awarded a Master’s degree in International Banking and Financial Studies from the University of Southampton, UK in 2004.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated March 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Dong Jinqing
 ------------------------------
Name:  Dong Jinqing
Title:    Chief Executive Officer

Date: March 21, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 21, 2008